UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 18, 2007 (September 14, 2007)
Date of Report (Date of earliest event reported)

INTERNATIONAL FLAVORS & FRAGRANCES INC.
(Exact name of registrant as specified in its charter)

New York	1-4858	13-1432060
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

521 West 57th Street
New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(212) 765-5500
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

On September 14, 2007, International Flavors & Fragrances. Inc. ("IFF") entered into two agreements to purchase shares of its common stock from Morgan Stanley & Co. Incorporated (“Morgan Stanley”) for an aggregate purchase price of $450 million pursuant to an accelerated share repurchase (“ASR”) program.  IFF is acquiring these shares as part of a $750 million share repurchase program approved by IFF’s Board of Directors on July 24, 2007.

The number of shares to be repurchased under the ASR program will be based generally on the volume-weighted average price of IFF’s common stock during the term of the agreements. Purchases under one of the ASR agreements are subject to collar provisions that will establish minimum and maximum numbers of shares based on the volume-weighted average share price over an initial hedge period. ASR program purchases totaling $112.5 million will be effected under the collar agreement. The minimum and maximum numbers of shares that the registrant will repurchase pursuant to the collar agreement will not be known until conclusion of the hedge period, which is expected to be completed early in the fourth quarter of fiscal 2007.  The remaining $337.5 million of the ASR program will not be subject to collar provisions. The registrant expects all ASR program purchases to be completed by end of the second quarter of fiscal 2008, although the completion date of share repurchases under the collared portion of the ASR program may be accelerated at the option of Morgan Stanley. The actual number of shares repurchased will be determined at the completion of the ASR program.

The agreements, each dated September 14, 2007, contain the principal terms and provisions governing the ASR program including, but not limited to, the mechanism used to determine the amount of shares that will be delivered by Morgan Stanley to the registrant, the required timing of delivery of the shares, the specific circumstances under which Morgan Stanley is permitted to make adjustments to valuation periods, the specific circumstances under which the ASR program may be terminated early and various acknowledgements, representations and warranties made by the registrant and Morgan Stanley to one another, including representations related to Rule 10b5-1 and intended compliance with the Rule 10b-18 volume and timing guidelines. The agreements are filed as Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference.

Morgan Stanley and its affiliates, have performed, and may in the future perform, various commercial banking and other financial advisory services for the Company and its subsidiaries for which they have received, and will receive, customary fees and expenses.

Item 7.01. Regulation FD Disclosure.

The Company issued a press release concerning the ASR program on September 17, 2007, a copy of which is attached hereto as Exhibit 99.1. The information in Exhibit 99.1 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01.  Financial Statements and Exhibits.

(c)        Exhibits

Exhibit No.	Description

Exhibit 10.1	Confirmation, dated September 14, 2007, between International Flavors & Fragrances Inc. and Morgan Stanley & Co. Incorporated
Exhibit 10.2	Confirmation, dated September 14, 2007, between International Flavors & Fragrances Inc. and Morgan Stanley & Co. Incorporated
Exhibit 99.1	Press Release, dated September 17, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 18, 2007
International Flavors & Fragrances Inc.

By:	/s/ Dennis M. Meany
Name: Dennis M. Meany
Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

    Exhibit No.                 Description

10.1	Confirmation, dated September 14, 2007, between International Flavors & Fragrances Inc. and Morgan Stanley & Co. Incorporated
10.2	Confirmation, dated September 14, 2007, between International Flavors & Fragrances Inc. and Morgan Stanley & Co. Incorporated
99.1	Press Release, dated September 17, 2007